EXHIBIT 32.1

Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of North America Frac Sand, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Kistler, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i).	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii).	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Security Exchange Act of 1934.

North America Frac Sand, Inc.

Date: April 19, 2018	By:	/s/ Joseph Kistler
Joseph Kistler
Chief Executive Officer Chief Financial Officer Chief Accounting Officer